Exhibit 10.08

VALERO ENERGY CORPORATION

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Adopted April 23, 1997,
as amended and restated through
December 31, 2004

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

TABLE OF CONTENTS

1.	Purpose and Effective Date

2.	Administration

3.	Option Shares

4.	Grant of Options

5.	Certain Options Granted Under Prior VEC Non-Employee Director Stock Option Plan

6.	Eligibility

7.	Option Price

8.	Duration of Options

9.	Amount Exercisable

10.	Exercise of Options

11.	Transferability of Options

12.	Forfeitures

13.	Requirements of Laws and Regulations

14.	No Rights as Stockholder

15.	No Obligation to Retain Optionee

16.	Changes in the Company’s Capital Structure

17.	Amendment or Termination of Plan

18.	Written Agreement

i

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.             Purpose and Effective Date.  The Non-Employee Director Stock Option Plan (the “Plan”) of Valero Energy Corporation (formerly known as “Valero Refining and Marketing Company”), a Delaware corporation (the “Company”), is for the benefit of members of the board of directors of the Company who, at the time of their service, are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), but are persons who have made or are expected to make a significant contribution to the continued growth of the Company by providing them with an additional incentive through an increase in their proprietary interest in the success of the Company, thereby encouraging them to continue in their present capacity.  The Effective Date of the Plan (“Effective Date”) is July 31, 1997.  No Options shall be granted pursuant to the Plan after April 23, 2007.

2.             Administration.  (a)  Except as otherwise set forth herein, the Plan shall be administered by the Compensation Committee (“Committee”) as appointed and constituted from time to time by the Board of Directors of the Company.  If the Committee is not composed solely of two or more “Non-Employee Directors” (as defined in Rule 16b-3 under the Exchange Act) of the Company, then such additional or different persons shall be appointed by the Board of Directors to act for purposes of administering this Plan so that the committee administering this Plan shall be composed solely of two or more “Non-Employee Directors.”

(b)           In connection with its administration of this Plan, the Committee is empowered to:

(i)            Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan;

(ii)           Construe all terms, provisions, conditions and limitations of the Plan in good faith, and adopt amendments to the Plan;

(iii)          Make equitable adjustments for any mistakes or errors in the administration of this Plan or deemed to be necessary as the result of any unusual situation or any ambiguity in the Plan;

(iv)          Select, employ and compensate, from time to time, consultants, accountants, attorneys and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan.

(c)           The foregoing list of express powers granted to the Committee upon the adoption of this Plan is not necessarily intended to be either complete or exclusive, and the Committee shall, in addition to the specific powers granted by this Plan, have such powers not inconsistent with the Plan or Rule 16b-3, whether or not expressly authorized herein, which it may deem necessary, desirable, advisable, proper, convenient or appropriate for the supervision and administration of this Plan.  Except as otherwise specifically provided herein , the decisions and judgment of the Committee on any question or claim arising hereunder shall be final, binding and conclusive upon the Participants and all persons claiming by, through or under a Participant.

(d)           Notwithstanding the foregoing, the Committee shall have no authority to exercise discretion with respect to the selection of any Non-Employee Director as a Participant in the Plan, the determination of the number of options (“Options”) that are allocated to any such Non-Employee Director or the terms or conditions of any such allocation, and shall have no authority to amend any provision of the Plan relating to eligibility for participation in the Plan, the amount or timing of grants under the Plan or the imposition or removal of restrictions on the vesting of Options.

3.             Option Shares.  The stock subject to the Options and other provisions of the Plan shall be shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”).  The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 200,000 shares.  The class and aggregate number of shares which may be subject to the Options granted under this Plan shall be subject to adjustment under Section 15.  The shares issued upon the exercise of Options may be treasury shares or authorized but unissued shares.  If an outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

4.             Grant of Options.

(a)           Directors on the Effective Date of this Plan.  For so long as this Plan is in effect and shares are available for the grant of Options hereunder, on the date of the annual meeting of directors each year beginning in 1998 (the “Annual Meeting”), there shall be granted to each person who is a Non-Employee Director on both the Effective Date of this Plan and on the date of such Annual Meeting, an Option to purchase 1,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of the Company’s Common Stock on such date (such number of shares being subject to the adjustments provided in Section 15 of this Plan).

(b)  Directors Elected after the Effective Date of this Plan.

(i)  For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall first become a Non-Employee Director after the Effective Date of this Plan shall be granted, on the date of his or her election, an Option to purchase 5,000 shares of Common Stock at a per share Option Price equal to the Fair Market Value (as defined in Section 7 below) of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 15 of this Plan).

(ii)  For so long as this Plan is in effect and shares are available for the grant of Options hereunder, at the Annual Meeting each year beginning in the year after the year of his or her first election as a Non-Employee Director, there shall be granted to each person who shall become a Non-Employee Director after the Effective Date of this Plan, and is continuing as a Non-Employee Director on the date of such Annual Meeting, an Option to purchase 2,500 shares of Common Stock at a per share Option Price equal to the Fair Market Value (as defined in Section 7 below) of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 15 of this Plan).

5.             Certain Options Granted Under Prior VEC Non-Employee Director Stock Option Plan.  Pursuant to the terms of the Plan and Agreement of Merger dated January 31, 1997, among Valero Energy Corporation (subsequently renamed “PG&E Gas Transmission, Texas Corporation”) (hereafter “GTT”), PG&E Corporation and PG&E Acquisition Corporation, the Employee Benefits Agreement dated as of July 31, 1997 (the “EBA”), between GTT and the Company, and the GTT Non-Employee Director Stock Option Plan (the “GTT NEDSOP”), certain stock options previously awarded by GTT under the GTT NEDSOP will be automatically converted at the Time of Distribution (as defined in the Agreement and Plan of Distribution dated July 30, 1997, between GTT and the Company) into Options to purchase shares under this Plan.  Each such GTT option that is outstanding and unexercised immediately prior to the Time of Distribution and is held by a person who, immediately before the Time of Distribution, is a Non-Employee Director, or their respective beneficiaries and dependents, shall be converted in accordance with the EBA into Options to purchase shares under this Plan.  Each such GTT option eligible to be replaced by an Option under this Plan shall be replaced with an Option with respect to a number of shares equal to the number of shares of the common stock, $1.00 par value per share, of GTT (“GTT Common Stock”) subject to such GTT option immediately before such replacement, multiplied by the Ratio, rounded up to the nearest whole share as necessary, and having a per-share exercise price equal to the per-share exercise price of such GTT option immediately before such replacement, divided by the Ratio (rounded down to the nearest whole cent as necessary).  The other terms and conditions of any such GTT option, including the vesting and termination dates thereof, shall remain unchanged, except as may be necessary to conform to the provisions of the Plan or as otherwise may be determined by the Committee.  For purposes of this Plan, “Ratio” shall mean the amount obtained by dividing the average of the daily high and low trading prices per share of GTT Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape (the “NYSE Tape”) on each of the last 15 consecutive full NYSE trading days (the “Averaging Period”) ending on and including the trading day preceding the Distribution Date (as defined in the Plan and Agreement of Distribution, between GTT and the Company) (the “Company Price”) by the difference between (a) the Company Price and (b) the product of (1) the Per Share Merger Consideration (as defined in the Plan and Agreement of Merger, among GTT, PG&E Corporation and PG&E Acquisition Corporation (the “Merger Agreement”)) and (2) the average of the daily high and low prices per share of the Acquiror Common Stock (as defined in the Merger Agreement) as reported on the NYSE Tape during the Averaging Period.

6.             Eligibility.  The individuals who shall be eligible to participate in the Plan shall be those individuals who are members of the Board of Directors of the Company who, at the time of a grant hereunder, are not employees of the Company or an Affiliate (as defined in Section 11 below).  An employee-director who retires from employment with the Company or an Affiliate shall be (without further action by the Committee) eligible to participate in the Plan and shall be entitled to receive the Option grants described in Section 4(b) immediately upon commencement of his or her service as a Non-Employee Director.

7.             Option Price.  The price at which a share subject to an Option may be purchased pursuant to an Option granted under this Plan (the “Option Price”) shall be its Fair Market Value on the date the Option is granted.  The “Fair Market Value” of a share of Common Stock shall be the average of the “high” and “low” sales prices of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not listed on a national securities exchange.  If no closing price or quotes are reported on that date or if, in the discretion of the Committee, another means of determining the Fair Market Value of a share of stock on that date is necessary or advisable, the Committee may provide for another means for determining the Fair Market Value.

8.             Duration of Options.  No Option shall be exercisable after the expiration of 10 years from the date the Option is granted.

9.             Amount Exercisable.

9A.   All initial Options granted pursuant to Sections 4(a)(i) and 4(b)(i) shall vest and become exercisable as follows:

(a)           On the first anniversary of the date the Option was granted (the “Date of Grant”), the Option may be exercised with respect to up to one-third of the shares subject to the Option;

(b)           After each succeeding anniversary of the Date of Grant, the Option may be exercised with respect to up to an additional one-third of the shares subject to the Option, so that after the expiration of the third anniversary of the Date of Grant the Option shall be exercisable in full.

9B.   Each subsequent Option granted pursuant to Section 4(b)(ii) may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, after the expiration of six months following the date of grant.

9C.   Notwithstanding the preceding provisions of this Section 9, if a Non-Employee Director shall be retired in good standing from the Board of Directors for reason of age or disability under the then established rules of the Company, all Options not already vested shall become fully vested and immediately exercisable by the retiring Non-Employee Director.

9D.   (a)  In the event of any Change of Control, each Option granted under this Plan, not theretofore forfeited or terminated and held as of the date of a Change of Control shall upon occurrence of the Change of Control immediately become vested or exercisable with respect to all of the shares granted thereunder and will remain exercisable for the remainder of the original term of the Option.

(b)           A “Change of Control” shall be deemed to occur when:

(i)            the stockholders of the Company approve any agreement or transaction pursuant to which:  (A) the Company will merge or consolidate with any other entity (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity); (B) the Company will sell all or substantially all of its assets to any other entity (other than a wholly owned subsidiary of the Company); or (C) the Company will be liquidated or dissolved; or

(ii)           any “person” or “group” (as these terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Common Stock for or pursuant to the terms of such employee benefit plans, is or becomes an “Acquiring Person” as defined in the Rights Agreement dated June 18, 1997 (“Rights Agreement”) between the Company and Harris Trust and Savings Bank (or any successor Rights Agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such Rights Agreement to be in force and effect, would have caused such person or group to be an “Acquiring Person” thereunder); or

(iii)          any “person” or “group” shall commence a tender offer or exchange offer for 30% or more of the shares of Common Stock then outstanding, or for any number or amount of shares which, if the tender or exchange offer were to be fully subscribed and all shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the shares of Common Stock then outstanding; or

(iv)          individuals who, as of any date, constitute the Board (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

(v)           the occurrence of the Distribution Date (as defined in the Rights Agreement); or

(vi)          any other event determined by the Board or the Committee to constitute a “Change of Control” hereunder.

10.           Exercise of Options.

(a)           Unless otherwise prescribed by the Committee, Options may be exercised only by written notice of exercise (the “Exercise Notice”), in the form prescribed by the Committee, delivered to the Company to the Stock Option Plan administrator, and signed by the Participant or other person acting on behalf of the Participant.  The date on which the Exercise Notice is delivered to the Company shall be the “Notice Date.”  The Exercise Notice shall specify a date (the “Settlement Date”), not less than five business days nor more than ten business days following the Notice Date, upon which the shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Option) and the Option’s exercise price shall be paid to the Company.

(b)           Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Option shall tender to the Company full payment for the shares or other rights with respect to which the Award is exercised, together with an additional amount, in cash, certified check, cashier’s check or bank draft approved by the Company, equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Option (the “Tax Payment”).

(c)           Subject to any rules and limitations as the Committee may adopt, a person exercising an Option may make the Tax Payment in whole or in part by electing, at or before this time of exercise of the Option, either (i) to have the Company withhold from the number of shares otherwise deliverable a number of shares whose value equals the Tax Payment, or (ii) to deliver certificates for other shares owned by the person exercising the Option, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld.  If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved.

(d)           Subject to any rules and limitations as the Committee may adopt or as may be set forth in any written stock option agreement signed by the Company, a person exercising an Option for the receipt of shares may pay for the shares with other shares of Company Common Stock legally and beneficially owned by that person at the time of the exercise of the Options.

(e)           Any calculation with respect to a participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Option shall be made using the Fair Market Value of the shares of Common Stock on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee.  Notwithstanding the foregoing, for Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which Shares were sold in the transaction.

11.           Transferability of Options.  Without prior written approval from the Committee, Options shall not be transferable by the optionee except by will or under the laws of descent and distribution, and shall be exercisable, during the optionee’s lifetime, only by the optionee.

12.           Forfeitures.  Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the optionee, before or after termination of his capacity as a Non-Employee Director of the Company or any subsidiary corporation, limited partnership or other entity controlling, or controlled by, or under common control with the Company (an “Affiliate”), committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his relationship to the Company and/or its Affiliates which conduct damaged the Company or its Affiliates, or disclosed trade secrets of the Company or its Affiliates, then any outstanding Options which have not been exercised by optionee shall be forfeited.  The decision of the Committee will be final.

13.           Requirements of Laws and Regulations.  The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority.  Notwithstanding anything to the contrary contained in this Plan or any agreement entered into hereunder, any Option Agreement or other agreement entered into under this Plan and any grant made under this Plan shall be conditional and shall be entered into or granted, as the case may be, subject to acceptance of the option shares for listing on the NYSE.  Each Option granted under this Plan shall be subject to the requirements that, if at any time the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United states or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Company.  Any determination in this connection by the Committee shall be final.  If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933 or other applicable state or federal securities laws or regulations:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for a sale or transfer.”

The Company will endeavor to register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, if any shares are registered, the Company may remove any legend on certificates representing those shares.  The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

14.           No Rights as Stockholder.  No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares.  Except as provided in Section 15, no adjustment for dividends, or other matters shall be made if the record date is prior to the date the certificate is issued.

15.           No Obligation to Retain Optionee.  The granting of any Option shall not impose upon the Company or any of its subsidiaries any obligation to retain or continue to retain any optionee in his capacity as a Non-Employee Director.  The right of the Company, the directors or the stockholders of the Company or of any subsidiary of the Company to terminate any optionee shall not be diminished or affected by reason of the fact that one or more Options have been or will be granted to him.

16.           Changes in the Company’s Capital Structure.  The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If all or any portion of an Option is exercised subsequent to any stock dividend, rights distribution, split-up, recapitalization, exchange of shares, merger, spin-off, reorganization or liquidation (“Reorganization Event”), as a result of which securities of any class or rights shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class of other securities, the person so exercising such Option shall receive, for the aggregate price payable upon the exercise of such Option, (i) the aggregate number and class of shares, rights or other securities for which a recognized market exists, and (ii) a cash amount equal to the fair market value on such date, as reasonably determined by the Committee, of any other property (other than regular cash dividend payments) and of any shares, rights or other securities for which no recognized market exists, which, if shares of Common Stock (as authorized at the date of the granting of such Option) had been purchased at the date of granting of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any such Reorganization Event; provided, however, that no fractional share of Common Stock, fractional right or other fractional security shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced to reflect any fractional share of Common Stock, fractional right or other fractional security not issued; and provided further, however, that if the exercise of any Option subsequent to any Reorganization Event would, pursuant to this Section 15, require the delivery of shares, rights or other securities which the Company is not then authorized to issue or which in the sole judgment of the Committee cannot be issued without undue effort or expense, the person exercising such Option shall receive, in lieu of such shares, rights or other securities, a cash payment equal to the fair market value on the Exercise Date, as reasonably determined by the Committee, of such shares, rights or other securities.  For purposes of applying the provisions of this Plan, the Preference Share Purchase Rights distributed to stockholders of record of the Company pursuant to the Rights Agreement, or any successor rights, shall be deemed not to have been distributed until the Distribution Date (as defined in the Rights Agreement or any successor agreement).

In the event of any change in the number of shares of Common Stock outstanding resulting from a Reorganization Event, the aggregate number and class of shares of Common Stock remaining available to be optioned under this Plan shall be that number and class which a person, to whom an Option had been granted for all of the available shares of Common Stock under this Plan on the date preceding such change as provided in Section 3 would be entitled to receive upon exercise of such Option following such change.  Upon the occurrence of any Reorganization Event, the Committee shall be entitled (but shall not be required) to determine that new Option Agreements (or amendments to the existing Option Agreements) shall be entered into with Participants reflecting such stock dividend or other event.

Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

17.           Amendment or Termination of Plan.  The Board of Directors may modify, revise or terminate this Plan at any time.  However, without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for options; (c) change the class of persons eligible to receive options; (d) extend the term during which an Option may be exercised or the termination date of the Plan; or (e) materially increase any other benefits accruing to the Non-Employee Directors under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless the Board of Directors shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required by law or the applicable rules and regulations of, or any agreement with, any national security exchange on which the Common Stock is listed or if the Common Stock is not listed, the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc., or in order to make available to the optionee with respect to any Option granted under the Plan, the benefits of Rule 16b-3 under the Securities Exchange Act of 1934 or any similar or successor rule.  In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options are to be granted, and the means by which the Option Price for the Options granted is to be determined shall not be amended more than once every six months, other than to comport with the changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules under either of those laws.  All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of the amendment, modification or revision.

18.           Written Agreement.  Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company.  Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable if they do not conflict with the terms of this Plan.